EXHIBIT 99.1

HealthTronics, Inc. Announces Fourth Quarter Results and Guidance for 2010

AUSTIN, Texas, March 4, 2010 (GLOBE NEWSWIRE) -- HealthTronics, Inc. (Nasdaq:HTRN), a leading provider of Urology services and products, today announced its financial results for the quarter ended December 31, 2009.

Fourth Quarter 2009

Revenue from continuing operations for the fourth quarter of 2009 totaled $50.3 million, up from $44.6 million in the fourth quarter of 2008. The Company's net loss for the fourth quarter of 2009, in accordance with generally accepted accounting principles ("GAAP"), totaled $2.3 million or $0.05 per diluted share. The Company's non-GAAP net income, which excludes stock based compensation and certain costs related primarily to the Endocare transaction, totaled $0.06 per share in the quarter. This compares to non-GAAP net income of $0.03 per share in the fourth quarter of 2008.

The Company's Adjusted EBITDA from continuing operations for the fourth quarter of 2009 was $8.5 million, which compares to $5.8 million in the fourth quarter of 2008. In addition, After Tax Cash Flow (cash flow from operations less distributions to non-controlling interests) excluding acquisition related costs was $5.0 million for the fourth quarter of 2009.

Full Year 2009

Revenue from continuing operations for the year ended December 31, 2009 totaled $185.3 million as compared to $165.9 million for the year ended December 31, 2008. The Company's loss from continuing operations in 2009, in accordance with GAAP, totaled $3.9 million or $0.10 per share on a diluted basis. The Company’s 2009 non-GAAP net income, which excludes stock based compensation and certain costs related primarily to the Endocare transaction, totaled $0.16 per share. The Company's Adjusted EBITDA from continuing operations for 2009 was $26.6 million compared to $22.0 million in 2008.

Endocare Results

After excluding one-time transaction costs, the acquisition of Endocare contributed $2.9 million in EBITDA in the fourth quarter. Revenue contributed by Endocare after intercompany eliminations totaled $4.7 million and, before eliminating intercompany sales, totaled $7.1 million for the quarter.

Executive Commentary

James Whittenburg, President and Chief Executive Officer, commented, "Our Fourth Quarter and Year-End results mark excellent progress in our ability to successfully leverage our platform of unique relationships with over 2,500 urologists nationally. We continue to gain greater traction in our mission to improve both patient care and physician practice economics through delivering exceptional products and services in urology. In 2006, roughly three-fourths of our urology revenue derived from lithotripsy. Since that time we have aggressively expanded our scope of products and services, which now include uropathology, radiation therapy for prostate and other cancers, cryotherapy for prostate, renal and other cancers, laser treatment for benign prostate enlargement, and a robust devices, maintenance and consumables business.

Our guidance for 2010 reflects a more diversified business, with non-lithotripsy revenues accounting for roughly 50% of our total revenues. Importantly, our lithotripsy revenues have grown during the same timeframe.

We believe our progress in fulfilling our mission yields a compounding effect. Our success in creating value for our physician partners in turn creates success in growing the size of our channel. A more robust channel in turn creates even more compelling business opportunities that yield value for our shareholders. Endocare, with its strong strategic and financial contribution, is but the latest achievement that highlights the true intrinsic value of our highly unique role in urology.

As we move forward in 2010 and beyond, we believe, more than ever, that we possess a rare combination of strong urologist relationships, national scope and scale, and demonstrated ability to creatively identify new products and services that foster growth. We will strive to build on our current momentum to create additional value through organic growth and a disciplined approach to strategic acquisitions.”

Guidance for Full Year 2010

The Company provides the following financial guidance for full year 2010, excluding one-time costs related to the Endocare acquisition:

•	Consolidated revenue of $203 to $208 million

•	Positive Adjusted EBITDA contribution of $32 to $34 million

•	After Tax Cash Flow of $20 to 22 million

•	Earnings per share of $0.25 to $0.30

The Company’s 2010 guidance reflects continued reinvestment into growth initiatives that help position the Company for meaningful organic growth in 2011 and beyond. Full year guidance does not reflect historical quarterly seasonality in the Company’s base lithotripsy business, which historically shows procedure volume increasing quarter over quarter in the second and third quarters and then tapering in the fourth quarter. The guidance does not reflect contribution from any acquisitions that may take place during 2010.

Conference Call and Webcast: Management of HealthTronics will host a conference call the afternoon of Thursday, March 4, 2010 at 5:00 pm EST. Interested parties may participate in the call by dialing 1-877-723-9521 (international callers dial 1-719-325-4942) and ask for the “HealthTronics Q4 2009 Earnings Call” (conference ID: 5641068). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of HealthTronics' website at www.healthtronics.com. To listen to the live webcast, go to the website at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the HealthTronics website.

About HealthTronics, Inc.: HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology, including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

The HealthTronics, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5894

HealthTronics' use of Non GAAP Financial Measures:

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

After Tax Cash Flow: HealthTronics has presented After Tax Cash Flow, a non-GAAP financial measure. HealthTronics believes its presentation of After Tax Cash Flow is an important supplemental measure of its operating performance to its investors.

After Tax Cash Flow is intended to give investors a clear picture of the cash being generated by HealthTronics at the corporate level. After Tax Cash Flow is calculated using Net Cash Provided by Operating Activities and subtracting Distributions to Non-controlling Interests. HealthTronics believes that After Tax Cash Flow highlights the value of the Company’s tax assets as well as other benefits beyond those reflected in the Company’s GAAP Net Income. For example, After Tax Cash Flow includes the impact of changes in working capital and thereby provides better insight into the Company’s ability to manage payables, receivables and inventory.

To convert from After Tax Cash Flow to what is typically referred to as Free Cash Flow, one would subtract capital expenditures made at the corporate level. It is important to note that the “Purchases of equipment and leasehold improvements” reflected on the Company’s cash flow statements includes capital expenditures at both the corporate and partnership level and a significant portion of expenditures are made in equipment at the partnerships. Thus, a break out of capital expenditures at the corporate and physician partnership level is included herein.

Prior to 2009, distributions to our partners were made on an irregular quarterly basis that was based on the tax calendar. We now make distributions on a monthly basis. At the time we made the switch, we anticipated the investor community would benefit from the increased transparency into operating cash flows. Thus, by highlighting After Tax Cash Flow in our quarterly releases, HealthTronics will be leveraging this increased transparency. However, it is important to note that given the irregular distribution schedule in prior years, HealthTronics will not be able to make year-over-year comparisons until the second quarter of 2010.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the financial statements attached to this press release, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics' net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics' operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract noncontrolling interest expense when calculating EBITDA; however, HealthTronics does adjust for noncontrolling interest expense and refers to this measure as "Adjusted EBITDA." “Adjusted EBITDA” also excludes stock-based compensation expense. Noncontrolling interest is a GAAP measure intended to reflect our partner's share of our consolidated net income and not our partner's share of our consolidated EBITDA. For example, calculation of noncontrolling interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners' share of consolidated EBITDA may not, in a given reporting period, equal the deduction for noncontrolling interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is used in management's internal evaluation of total company performance. Adjusted EBITDA is also used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics' operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics' operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics' business than could be obtained absent this disclosure.

Cautionary Language: Statements by the Company's management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among others, the existence of demand for and acceptance of HealthTronics' services, regulatory approvals, economic conditions, the impact of competition and pricing, the availability and terms of financing and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc.
           Richard Rusk, Chief Financial Officer
           (512) 314-4508
           www.healthtronics.com

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Healthtronics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (Unaudited)

($ in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues	$50,279	$44,637	$185,330	$165,942
Cost of revenues (exclusive of depreciation and
amortization shown separately below)	25,645	21,422	90,660	75,679
Gross profit	24,634	23,215	94,670	90,263
Operating expenses:
Selling, general and administrative	7,340	5,820	24,046	20,006
Impairment charges	--	144,000	--	144,000
Depreciation and amortization	3,931	3,593	14,544	12,363
Total operating expenses	11,271	153,413	38,590	176,369
Operating income	13,363	(130,198)	56,080	(86,106)
Other income (expenses):
Interest and dividends	6	135	101	1,233
Interest expense	(689)	(486)	(1,576)	(1,077)
	(683)	(351)	(1,475)	156
Income (loss) from operations before provision
for income taxes	12,680	(130,549)	54,605	(85,950)
Provision for income taxes	870	(13,246)	2,837	(11,516)
Consolidated net income (loss)	11,810	(117,303)	51,768	(74,434)
Less: Net income attributable to noncontrolling interest	(14,143)	(13,879)	(55,684)	(54,259)
Net loss attributable to HealthTronics, Inc.	$(2,333)	$(131,182)	$(3,916)	$(128,693)
Basic earnings per share attributable to HealthTronics, Inc.:
Net loss attributable to HealthTronics, Inc.	$(0.05)	$(3.64)	$(0.10)	$(3.53)
Weighted average shares outstanding	43,491	36,004	39,135	36,499
Diluted earnings per share attributable to HealthTronics, Inc.:
Net loss attributable to HealthTronics, Inc.	$(0.05)	$(3.64)	$(0.10)	$(3.53)
Weighted average shares outstanding	43,491	36,004	39,135	36,499

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	December 31, 2009	December 31, 2008
ASSETS
Total current assets	$58,003	$63,689
Property and equipment, net	32,881	32,769
Goodwill	103,282	93,620
Other assets	54,953	44,308
	$249,119	$234,386
LIABILITIES
Total current liabilities	$20,365	$18,274
Long-term debt, net of current portion	45,963	43,897
Other long-term liabilities	9,375	5,120
Total liabilities	75,703	67,291
Total HealthTronics, Inc. shareholders' equity	130,390	119,372
Noncontrolling interest	43,026	47,723
	$249,119	$234,386

HealthTronics, Inc. and Subsidiaries Supplemental Financial Information Continuing Operations For the Periods Ended December 31, 2009 and 2008 (Unaudited)

(In thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Summary of results from operations
Revenues	$50,279	$44,637	$185,330	$165,942
EBITDA(a)	$22,667	$19,671	$82,292	$76,263
Adjusted EBITDA(a)	$8,524	$5,792	$26,608	$22,004
Net income	$(2,333)	$(131,182)	$(3,916)	$(128,693)
EPS	$(0.05)	$(3.64)	$(0.10)	$(3.53)
Number of shares	43,491	36,004	39,135	36,499
Other information:
After tax cash flow(a)	$5,018	(b)	(b)	(b)
Net draws (payments) on senior credit facility	$--	$35,000	$3,000	$41,000
Net debt	$40,107	$23,533	$40,107	$23,533
Capital expenditures:
Corporate level	$3,309	$2,269	$4,913	$7,942
Partnership level	2,681	748	6,789	3,837
Total	$5,990	$3,017	$11,702	$11,779

(a) See accompanying reconciliation of EBITDA, Adjusted EBITDA, and After Tax Cash Flow. (b) See accompanying discussion of after tax cash flow.

HealthTronics, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Continuing Operations For the Periods Ended December 31, 2009 and 2008 (Unaudited)

(In thousands)
ADJUSTED EBITDA
	Three Months Ended December 31,		Year Ended December 31,
Consolidated	2009	2008	2009	2008
Loss from continuing operations	$(2,333)	$(131,182)	$(3,916)	$(128,693)
Add Back (deduct):
Provision for income taxes	870	(13,246)	2,837	(11,516)
Interest expense	689	486	1,576	1,077
Depreciation and amortization	3,931	3,593	14,544	12,363
Restructuring costs	4,763	1,730	8,649	1,892
Impairment of goodwill	--	144,000	--	144,000
Sharebased compensation costs	604	411	2,918	2,881
Adjusted EBITDA	8,524	5,792	26,608	22,004
Add Back:
Noncontrolling interest expense	14,143	13,879	55,684	54,259
EBITDA	$22,667	$19,671	$82,292	$76,263

AFTER TAX CASH FLOW
Three Months Ended December 31, 2009
Cash provided by operating activities	$17,628

Add Back (deduct):
Cash paid for acquisition related costs	536
Distributions to noncontrolling interests	(14,917)
Loan fees	379
Restructuring costs	1,392
After tax cash flow	$5,018

NON GAAP NET INCOME
	Three Months Ended December 31,		Year Ended December 31,
Consolidated	2009	2008	2009	2008
Income (loss) from continuing operations	$(2,333)	$(131,182)	$(3,916)	$(128,693)
Add Back (deduct):
Provision for income taxes	870	(13,246)	2,837	(11,516)
Restructuring costs	4,763	1,730	8,649	1,892
Impairment charges	--	144,000	--	144,000
Sharebased compensation costs	604	411	2,918	2,881
	3,904	1,713	10,488	8,564
Provision for income taxes at a
normalized rate of 38.5%	(1,503)	(660)	(4,038)	(3,297)
Non - GAAP net income	$2,401	$1,053	$6,450	$5,267
Non - GAAP net income per share	$0.06	$0.03	$0.16	$0.14

EBITDA - Endocare
Three Months Ended December 31, 2009
Loss from continuing operations - Endocare	$(659)

Add Back (deduct):
Depreciation and amortization - Endocare	480
Restructuring costs - Endocare	3,117
EBITDA - Endocare	$2,938

HealthTronics, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures HealthTronics, Inc. Guidance Mid-Point of Range For the Year Ended December 31, 2010 (Unaudited)

Adjusted EBITDA - HealthTronics Guidance Mid-Point of Range
Year Ended December 31, 2010
Income from continuing operations	$12,400
Add Back (deduct):
Provision for income taxes	1,600
Interest expense	2,000
Depreciation and amortization	15,000
Sharebased compensation costs	2,000
Adjusted EBITDA	$33,000

AFTER TAX CASH FLOW - HealthTronics Guidance Mid-Point of Range
Year Ended December 31, 2010
Cash provided by operating activities	$80,000
Add Back (deduct):
Distributions to noncontrolling interests	(59,000)
After tax cash flow	$21,000